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                                                                    EXHIBIT 23.7

                                     CONSENT

               Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned hereby consents to the incorporation by reference in the Registration Statement of Millennium Chemicals Inc. on Form S-8 of the Registration Statement of Millennium Chemicals Inc. on Form 10 filed with the Securities and Exchange Commission on August 23, 1996 and the Information Statement, dated August 23, 1996, wherein the undersigned is named as a nominee for director of Millennium Chemicals Inc.

                                        /s/ Worley H. Clark, Jr.
                                       _________________________________________
                                        Worley H. Clark, Jr.

September 27, 1996.



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